FIFTH AMENDED AND RESTATED
BYLAWS OF
F5 NETWORKS, INC.
APPROVED
APRIL 19, 2015

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TABLE OF CONTENTS
(continued)

3.15	Compensation	13
3.16	Committees	13
ARTICLE 4	OFFICERS	14
4.1	Appointment	14
4.2	Qualification	14
4.3	Officers Designated	14
	(a) President	14
	(b) Vice Presidents	14
	(c) Secretary	15
	(d) Chief Financial Officer	15
	(e) Treasurer	15
4.4	Delegation	15
4.5	Resignation	16
4.6	Removal	16
4.7	Vacancies	16
4.8	Compensation	16
ARTICLE 5	EXECUTION OF CORPORATION INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION	16
5.1	Execution Of Corporate Instruments	16
5.2	Voting of Securities Owned By The Corporation	16
ARTICLE 6	STOCK	17
6.1	Form And Execution Of Certificates	17
6.2	Lost Certificates	17
6.3	Transfers	17
6.4	Registered Shareholders	18
6.5	Execution Of Other Securities	18
ARTICLE 7	BOOKS AND RECORDS	19
7.1	Books Of Accounts, Minutes And Share Register	19
7.2	Copies Of Resolutions	19
ARTICLE 8	FISCAL YEAR	19
ARTICLE 9	CORPORATE SEAL	19
ARTICLE 10	INDEMNIFICATION	20
10.1	Right To Indemnification	20
10.2	Right Of Indemnitee To Bring Suit	20
10.3	Nonexclusivity Of Rights	21
10.4	Insurance, Contracts And Funding	21
10.5	Indemnification Of Employees And Agents Of The Corporation	21
10.6	Persons Serving Other Entities	21
ARTICLE 11	AMENDMENT OF BYLAWS	22

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FIFTH AMENDED AND RESTATED
BYLAWS OF
F5 NETWORKS, INC.
These Fifth Amended and Restated Bylaws are promulgated pursuant to the Washington Business Corporation Act, as set forth in Title 23B of the Revised Code of Washington.
ARTICLE 1
OFFICES
1.1    PRINCIPAL OFFICE. The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors may designate.
1.2    REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.
1.3    OTHER OFFICES. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Washington, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2
SHAREHOLDERS
2.1    ANNUAL MEETING.
(a)    The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date and at a time and place to be set by the Board of Directors.
(b)    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors or the proposal of other business to be transacted must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any authorized committee thereof, or (iii) otherwise properly brought by any shareholder of the corporation who is a shareholder of record both at the time the notice required by Subsection 2.1(c) is delivered to the Secretary and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.1. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as

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so amended and inclusive of such rules and regulations, the “1934 Act”), and included in the corporation’s notice of meeting, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.
(c)    For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to Subsection 2.1(b)(iii), the shareholder must have delivered timely notice thereof, in accordance with Subsection 2.1(g), to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. Without qualification, to be timely, a shareholder’s notice must be delivered to and received by the Secretary not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. “Public announcement” as used herein shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.
(d)    A shareholder’s notice to the Secretary shall set forth:
(i)    as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivatives positions held or beneficially held by the nominee, (D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any such nominee with respect to the corporation’s securities, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (F) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director,

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or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be);
(ii)    as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the shareholder associated person (as defined below), if any, on whose behalf the proposal is made; and
(iii)    as to the shareholder giving the notice and the shareholder associated person, if any, on whose behalf the proposal or nomination is made: (A) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any shareholder associated person, (B) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any shareholder associated person and any derivative positions held or beneficially held by the shareholder or any shareholder associated person, (C) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any such shareholder associated person with respect to the corporation’s securities, (D) any material interest of the shareholder or a shareholder associated person in such business, and (E) a statement whether either such shareholder or any shareholder associated person will deliver a proxy statement and form of proxy to holders of at least the percentage of the votes entitled to be cast on the proposal or nomination required under applicable law to carry the proposal or to elect the director.
In addition, to be in proper form under this Section 2.1, a shareholder’s notice to the Secretary must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in Subsections 2.1(d)(i)(C), (D) and (E) and 2.1(d)(iii)(B) and (C) as of the record date for notice of the meeting. For purposes of this Section 2.1, the term “shareholder associated person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, and (C) any person controlling, controlled by or under common control with such shareholder associated person.
(e)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.1. Except as otherwise provided by law, the Articles of

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Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty (i) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.1 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s statement as required by Subsection 2.1(d)(iii)(E)) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 2.1, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.1, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.1, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a written record executed by such shareholder or an electronically transmitted record executed by such shareholder to act for such shareholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.
(f)    Without limiting the foregoing provisions of this Section 2.1, a shareholder shall also comply with all applicable requirements of the 1934 Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.1; provided, however, that any references in these Bylaws to the 1934 Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.1, and compliance with Subsections 2.1(c) and 2.1(d) shall be the exclusive means for a shareholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act or (ii) of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act, or (iii) of the holders of any series of Preferred Stock, if any, to the extent provided for under law, the Articles of Incorporation or these Bylaws.
(g)    Any notice or request required to be delivered by a shareholder to the corporation pursuant to this Section 2.1 must be either (a) set forth in an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices or (b) set forth in an executed electronically transmitted record, if the corporation has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system.

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2.2    SPECIAL MEETINGS.
(a)    Special meetings of the shareholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairperson of the Board (if one be elected) or by the President. The Board of Directors may designate any place as the place of any special meeting called by the Chairperson, the President or the Board.
(b)    Only such business shall be conducted at a special meeting of shareholders as shall have been specified in the corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders (i) by or at the direction of the Board or any authorized committee thereof or (ii) provided that the Board has determined that directors shall be elected at such special meeting, by any shareholder of the corporation who is a shareholder of record both at the time the notice required by this Section 2.2(b) is delivered to and received by the Secretary and at the time of the special meeting, who is entitled to vote at the special meeting and in such election of directors, and who complies with the notice procedures set forth in Subsections 2.1(c) and 2.1(d) as to such nomination. In the event that the corporation calls a special meeting for the purpose of electing one or more directors to the Board, notice by the shareholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the sixtieth (60th) day prior to such special meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Without limiting the foregoing provisions of this Subsection 2.2(b), the provisions of Subsections 2.1(e), 2.1(f) and 2.1(g) (substituting the term “special meeting” for the term “annual meeting” as applicable) shall apply to any nomination of a person for election to the Board made by a shareholder pursuant to this Subsection 2.2(b).
2.3    NOTICE OF MEETINGS. Except as otherwise provided in Subsections 2.3(b) and 2.3(c) below, the Secretary, Assistant Secretary, or any transfer agent of the corporation shall deliver, either personally or by mail, private carrier, telegraph or teletype, telephone, wire or wireless equipment which transmits a facsimile of the notice, or in an electronic transmission, not less than ten (10) nor more than sixty (60) days before the date of any meeting of shareholders, written notice stating the place, day, and time of the meeting to each shareholder of record entitled to vote at such meeting. If mailed in the United States, such notice shall be deemed to be delivered when deposited in the United States mail, with first-class postage thereon prepaid, addressed to the shareholder at his address as it appears on the corporation’s record of shareholders. If mailed outside the United States, such notice shall be deemed to be delivered five (5) days after being deposited in the mail, with first-class airmail postage thereon, return receipt requested, addressed to the shareholder at the shareholder’s address as it appears on the corporation’s record of shareholders.
(a)    NOTICE OF SPECIAL MEETING. In the case of a special meeting, the written notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called

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and the actions sought to be approved at the meeting. No business other than that specified in the notice may be transacted at a special meeting.
(b)    PROPOSED ARTICLES OF AMENDMENT OR DISSOLUTION. If the business to be conducted at any meeting includes any proposed amendment to the Articles of Incorporation or the proposed voluntary dissolution of the corporation, then the written notice shall be given not less than twenty (20) nor more than sixty (60) days before the meeting date and shall state that the purpose or one of the purposes is to consider the advisability thereof, and, in the case of a proposed amendment, shall be accompanied by a copy of the amendment.
(c)    PROPOSED MERGER, CONSOLIDATION, EXCHANGE, SALE, LEASE OR DISPOSITION. If the business to be conducted at any meeting includes any proposed plan of merger or share exchange, or any sale, lease, exchange, or other disposition of all or substantially all of the corporation’s property otherwise than in the usual or regular course of its business, then the written notice shall state that the purpose or one of the purposes is to consider the proposed plan of merger or share exchange, sale, lease, or disposition, as the case may be, shall describe the proposed action with reasonable clarity, and, if required by law, shall be accompanied by a copy or a detailed summary thereof; and written notice shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) nor more than sixty (60) days before such meeting, in the manner provided in Section 2.3 above.
(d)    DECLARATION OF MAILING. A declaration of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.
(e)    WAIVER OF NOTICE. Notice of any shareholders’ meeting may be waived in writing by any shareholder at any time, either before or after the meeting. Except as provided below, the waiver must be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice, or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
(f)    CONSENT TO RECEIVE NOTICE BY ELECTRONIC NOTICE. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented and designated in the consent the address, location or system to which these notices may be electronically transmitted, and such consent is in the form of either (a) an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices or (b) an executed electronically transmitted record, if the corporation has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system, to receive electronically transmitted notices. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

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(g)    REVOCATION OF CONSENT TO RECEIVE NOTICE BY ELECTRONIC TRANSMISSION. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of either (a) an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices or (b) an executed electronically transmitted record, if the corporation has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system, to receive electronically transmitted notices. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary, the Assistant Secretary, the transfer agent or any other person responsible for giving the notices. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
(h)    POSTING NOTICE ON AN ELECTRONIC NETWORK. Notices to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
2.4    QUORUM. A quorum shall exist at any meeting of shareholders if a majority of the shares entitled to vote is represented in person or by proxy. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.
2.5    VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation or these Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in his name on the books of the corporation. If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number is required by the Articles of Incorporation or the Washington Business Corporation Act.
2.6    ADJOURNED MEETINGS. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is or must be fixed in accordance with the

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Washington Business Corporation Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.
2.7    RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.
2.8    RECORD OF SHAREHOLDERS ENTITLED TO VOTE. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder’s agent, or a shareholder’s attorney may inspect the shareholders list, beginning ten days prior to the shareholders’ meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder’s expense. The shareholders list shall be kept open for inspection during such meeting or any adjournment. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
2.9    TELEPHONIC MEETINGS. Shareholders may participate in a meeting by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other during the meeting, and participation by such means shall constitute presence in person at a meeting.
2.10    PROXIES. At all meetings of shareholders, a shareholder or his duly authorized attorney in fact may appoint a proxy to vote for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
(a)    WRITTEN AUTHORIZATION. Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing the writing or causing his or

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her signature to be affixed to the writing by any reasonable means, including, but not limited to, by facsimile signature.
(b)    RECORDED TELEPHONE CALL, VOICE MAIL OR OTHER ELECTRONIC TRANSMISSION. Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail, or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which they relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission and the corporation shall retain copies of the transmission for a reasonable period of time after the election provided that they are retained for at least sixty (60) days.
2.11    ORGANIZATION
(a)    At every meeting of shareholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director of the Board of Directors, or if a Lead Independent Director has not been appointed or is also absent, the President, or, if the President is also absent, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.
(b)    The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

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ARTICLE 3
BOARD OF DIRECTORS
3.1    MANAGEMENT RESPONSIBILITY. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as may be otherwise provided in the Articles of Incorporation or the Washington Business Corporation Act.
3.2    NUMBER OF DIRECTORS, QUALIFICATION. The authorized number of directors of the corporation shall be not less than five (5) nor more than ten (10), the specific number to be set by resolution of the Board of Directors. Directors need not be shareholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3    ELECTION. At each annual shareholders’ meeting, the shareholders shall elect directors to hold office for the term for which elected and, except as otherwise provided in this Section 3.3, until their respective successors are elected and qualified.
In a non-contested election, a nominee for director shall be elected by the vote of a majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, directors shall be elected by the vote of a plurality of the votes cast. A contested election is one in which the number of nominees exceeds the number of directors to be elected.
The following procedures apply in a non-contested election. A nominee who does not receive a majority vote shall not be elected. An incumbent director who is not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) ninety (90) days after the date on which an inspector determines the voting results as to that director pursuant to RCW 23B.07.035(2); (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors pursuant to Section 3.4; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under this Section 3.3 may be filled by the Board of Directors as provided in Section 3.4. The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. No holdover director will participate in the Nominating and Corporate Governance Committee recommendation or Board decision about filling his or her office.
3.4    VACANCIES. Unless otherwise provided by the Washington Business Corporation Act, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors or non-election of a director pursuant to Section 3.3, the remaining directors,

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whether constituting a quorum or not, may fill the vacancy. A director elected to fill any vacancy shall hold office until the next shareholders’ meeting at which directors are elected at which time such director may be elected to serve until the expiration of the term of the class in which such vacancy was filled.
3.5    REMOVAL. One or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.
3.6    RESIGNATION. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next shareholders’ meeting at which directors are elected at which time such director may be elected to serve until the expiration of the term of the class in which such vacancy was filled.
3.7    ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the annual shareholders’ meeting or any special shareholders’ meeting at which a Board is elected. Said meeting shall be held at the same place as such shareholders’ meeting unless some other place shall be specified by resolution of the Board of Directors.
3.8    REGULAR MEETINGS. Regular meetings of the Board of Directors or of any committee designated by the Board may be held at such place and such day and hour as shall from time to time be fixed by resolution of the Board or committee, without other notice than the delivery of such resolution as provided in Section 3.10 below.
3.9    SPECIAL MEETINGS. Special meetings of the Board of Directors or any committee designated by the Board may be called by the President or the Chairperson of the Board (if one be elected) or any director or committee member, to be held at such place and such day and hour as specified by the person or persons calling the meeting.
3.10    NOTICE OF MEETING. Notice of the date, time, and place of all special meetings of the Board of Directors or any committee designated by the Board shall be given by the Secretary, or by the person calling the meeting, by mail, private carrier, telegram, facsimile transmission, or personal communication over the telephone or otherwise, provided such notice is received at least two (2) days prior to the day upon which the meeting is to be held.
No notice of any regular meeting need be given if the time and place thereof shall have been fixed by resolution of the Board of Directors or any committee designated by the Board and a copy of such resolution has been delivered by mail, private carrier, telegram or facsimile transmission

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to every director or committee member and is received at least two (2) days before the first meeting held in pursuance thereof.
Notice of any meeting of the Board of Directors or any committee designated by the Board need not be given to any director or committee member if it is waived in a writing signed by the director entitled to the notice, whether before or after such meeting is held.
A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee designated by the Board need be specified in the notice or waiver of notice of such meeting unless required by the Articles of Incorporation or these Bylaws.
Any meeting of the Board of Directors or any committee designated by the Board shall be a legal meeting without any notice thereof having been given if all of the directors or committee members have received valid notice thereof, are present without objecting, or waive notice thereof in a writing signed by the director and delivered to the corporation for inclusion in the minutes or filing with the corporate records, or any combination thereof.
3.11    QUORUM OF DIRECTORS. A majority of the number of directors fixed by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.
A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.10 of these Bylaws, to the directors who were not present at the time of the adjournment.
3.12    PRESUMPTION OF ASSENT. Any director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after adjournment of the meeting. Such right to dissent or abstain shall not be available to any director who voted in favor of such action.
3.13    ACTION BY DIRECTORS WITHOUT A MEETING. Any action required by law to be taken or which may be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if one or more written consents, setting forth the action so taken,

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shall be signed by all of the directors or all of the members of the committee, as the case may be, either before or after the action taken and delivered to the corporation for inclusion in the minutes or filing with the corporate records, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Such consent shall have the same effect as a unanimous vote at a meeting duly held upon proper notice on the date of the last signature thereto, unless the consent specifies a later effective date.
3.14    TELEPHONIC MEETINGS. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.
3.15    COMPENSATION. By resolution of the Board of Directors, the directors and committee members may be paid their expenses, if any, or a fixed sum or a stated salary as a director or committee member for attendance at each meeting of the Board or of such committee as the case may be. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.
3.16    COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board, may from time to time designate from among its members one or more committees, each of which must have two (2) or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:
(a)    authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;
(b)    approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders;
(c)    fill vacancies on the Board of Directors or on any of its committees;
(d)    adopt any amendment to the Articles of Incorporation;
(e)    adopt, amend or repeal these Bylaws;
(f)    approve a plan of merger; or
(g)    authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

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Meetings of such committees shall be governed by the same procedures as govern the meetings of the Board of Directors. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose at the office of the corporation.
ARTICLE 4
OFFICERS
4.1    APPOINTMENT. The officers of the corporation shall be appointed annually by the Board of Directors at its annual meeting held after the annual meeting of the shareholders. If the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board meeting conveniently may be held. Except in the case of death, resignation or removal, each officer shall hold office at the pleasure of the Board of Directors until the next annual meeting of the Board and until his successor is appointed and qualified.
4.2    QUALIFICATION. None of the officers of the corporation need be a director, except as specified below. Any two or more of the corporate offices may be held by the same person.
4.3    OFFICERS DESIGNATED. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Chief Financial Officer and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors.
The Board of Directors may, in its discretion, appoint a Chairperson of the Board of Directors and a Lead Independent Director of the Board of Directors; and, if a Chairperson has been appointed, the Chairperson shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers commonly incident to his office and as the Board may prescribe, and if a Lead Independent Director has been appointed, the Lead Independent Director shall, when present, preside at all meetings of the Board of Directors and the shareholders if a Chairperson has not been appointed or is absent and shall have such other powers commonly incident to his office and as the Board may prescribe.
(a)    PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the direction and control of the Board, shall supervise and control all of the assets, business, and affairs of the corporation. The President shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by resolution of the Board. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.
The President shall, unless a Chairperson of the Board of Directors has been appointed and is present or a Lead Independent Director of the Board of Directors has been appointed and is present, as the case may be, preside at all meetings of the shareholders and the Board of Directors.
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President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairperson of meetings of the Board unless such Vice President is a member of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws or the President.
(c)    SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(d)    CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(e)    TREASURER. Subject to the direction and control of the Board of Directors, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; and, at the expiration of his term of office, he shall turn over to his successor all property of the corporation in his possession.
In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.
4.4    DELEGATION. In case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or director or other person whom it may select.

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4.5    RESIGNATION. Any officer may resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect when the notice is delivered unless the notice specifies a later date. Unless otherwise specified in the notice, acceptance of such resignation by the corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
4.6    REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause. Election or appointment of an officer or agent shall not of itself create contract rights.
4.7    VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board.
4.8    COMPENSATION. Compensation, if any, for officers and other agents and employees of the corporation shall be determined by the Board of Directors, or by the President to the extent such authority may be delegated to him by the Board. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he is also a director of the corporation.
ARTICLE 5
EXECUTION OF CORPORATION INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

5.1    EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.
All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
5.2    VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President.

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ARTICLE 6
STOCK
6.1    FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.2    LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
6.3    TRANSFERS.
(a)    Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

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(b)    The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Act.
6.4    REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Washington.
6.5    EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 6.1), may be signed by the Chairperson of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; PROVIDED, HOWEVER, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms (including indemnity to the corporation) as the Board of Directors may prescribe.

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ARTICLE 7
BOOKS AND RECORDS
7.1    BOOKS OF ACCOUNTS, MINUTES AND SHARE REGISTER. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.
7.2    COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.
ARTICLE 8
FISCAL YEAR
The fiscal year of the corporation shall be set by resolution of the Board of Directors.
ARTICLE 9
CORPORATE SEAL
The Board of Directors may adopt a corporate seal for the corporation which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words “corporate seal”.

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ARTICLE 10
INDEMNIFICATION
10.1    RIGHT TO INDEMNIFICATION. Each individual (hereinafter an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or that, while serving as a director or officer of the corporation, he or she is or was also serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as such a director, officer, employee, partner, trustee, or agent or in any other capacity while serving as such director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 10.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the corporation of a written undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.1 and upon delivery to the corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the corporation pursuant to this Article.
10.2    RIGHT OF INDEMNITEE TO BRING SUIT. If a written claim for indemnification under Section 10.1 of this Article is not paid in full by the corporation within ninety (90) days after the corporation’s receipt thereof, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled

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to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including the Board of Directors, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.
10.3    NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board of Directors, contract or otherwise.
10.4    INSURANCE, CONTRACTS AND FUNDING. The corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director, officer, employee or agent of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.
10.5    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.
10.6    PERSONS SERVING OTHER ENTITIES. Any individual who is or was a director, officer or employee of the corporation who, while a director, officer or employee of the corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, (b) as a trustee of an employee benefit plan and the duties of the director or officer to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan or (c) in an executive or management capacity in a foreign or domestic partnership, joint venture, trust or other enterprise of which the corporation or a wholly

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owned subsidiary of the corporation is a general partner or has a majority ownership or interest shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under this Article.
ARTICLE 11
AMENDMENT OF BYLAWS
11.1    These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.
The foregoing Bylaws were read, approved, and duly adopted by the Board of Directors, of F5 Networks, Inc., on the 19th day of April, 2015, and the Secretary of the corporation was empowered to authenticate such Bylaws by his signature below.

By:	/s/ Scot F. Rogers
Scot F. Rogers
Secretary

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